UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
November 6, 2012

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, the Registrant’s Board of Directors increased the number of directors constituting the Registrant’s Board of Directors to eight, and appointed Fred Knoll to fill the vacant seat on the Registrant’s Board of Directors.  There are no arrangements or understandings between Mr. Knoll and any other persons pursuant to which Mr. Knoll was selected as a director.  Europa International, Inc. (“Europa”), an entity for which Mr. Knoll serves as President, is party to a Voting Agreement dated May 13, 2010, as amended on November 6, 2012, among Europa, W-Net Fund I, L.P. and MKM Opportunity Master Fund, Ltd. (collectively, the “Investors”), and Thomas W. Gardner, Giorgio Zadini, in his individual capacity and in his capacity as trustee of the estate of Filiberto Zadini, and Boris Ratiner (collectively, the “Existing Stockholders”), pursuant to which such parties are obligated, through May 13, 2014, to vote for the Registrant’s directors determined as described below.  The parties to the voting agreement agree to vote their shares: (1) for a board of directors consisting of eight directors, (2) to elect three directors designated by Existing Stockholders holding a majority of the shares held by Existing Stockholders, (3) to elect two directors designated by Investors holding a majority of the shares held by the Investors, and (4) to elect three directors designated jointly by the holders of a majority of the shares held by the Existing Stockholders and the holders of a majority of the shares held by the Investors.

Since 1987, Mr. Knoll has been the principal and portfolio manager at Knoll Capital Management, an investment company managing funds in areas such as emerging growth companies, restructurings and China.  From 1987 until 1993, Mr. Knoll was Chairman of the Board of Directors of Telos Corporation (formerly C3 Inc.), a computer systems integration company.  From 1985 to 1987, Mr. Knoll served as investment manager for General American Investors, responsible for the technology portfolio, and served as the United States representative on investments in leveraged buyouts and venture capital for Murray Johnstone, Ltd. of Glasgow, Scotland.  From 1983 to 1985, Mr. Knoll headed the New York investment group of Robert Fleming, Inc., at the time, a leading U.K. merchant bank subsequently acquired by JP Morgan, and was responsible for managing a venture capital fund and the U.S. research team.  Mr. Knoll started his investment career as an investment analyst at Capital Research (Capital Group) in the early 80s and held  positions in sales and marketing with Wang Inc. and Data General and software engineering with Computer sciences Corporation in the late 1970s.  Mr. Knoll holds a B.S. in Electrical Engineering and Computer Science from M.I.T., a B.S. in Management from the Sloan School at M.I.T., and a M.B.A. from Columbia University in Finance and was a member of the Columbia University International Fellows Program.

On September 4, 2012 and October 1, 2012, the Registrant issued 2.5% Senior Secured Convertible Notes (the “Notes”) to Europa International, Inc. (“Europa”) for gross proceeds of $416,666.66.  The Notes were issued pursuant to the exercise of certain rights to cause the Company to sell to Europa an aggregate of $500,000 in additional Notes.  The Registrant will issue a remaining Note in an aggregate principal amount of $83,333.34.67 to Europa on or around October 31, 2012.

The Notes pay 2.5% interest per annum with a maturity of 4 years after issuance, and are convertible into shares of the Registrant’s common stock at a per share price of $0.29.  No cash interest payments are required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted.  If there is an uncured event of default (as defined in the Notes), each Note Holder may declare the entire principal and accrued interest amount immediately due and payable.  Default interest will accrue after an event of default at an annual rate of 12%.  If there is an acceleration, a mandatory default amount equal to 120% of the unpaid Note principal plus accrued interest may be payable.

The Registrant’s obligations under the Notes are secured by first priority security interests in all of the Registrant’s assets and the assets of AtheroNova Operations, Inc., a wholly-owned subsidiary of the Registrant, including intellectual property, pursuant to a Security Agreement and an Intellectual Property Security Agreement previously entered into among the Note Holders, the Registrant and AtheroNova Operations, Inc.  Upon an event of default under the Notes or such agreements, the Note Holders may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California and Delaware law.  In addition, under a Subsidiary Guarantee, AtheroNova Operations, Inc. has guaranteed all of the Registrant’s obligations under the Notes.

As previously disclosed, on May 13, 2010, the Registrant previously issued to Europa a Note in the aggregate principal amount of $500,000, with a conversion price of approximately $0.39 which was subsequently amended to $0.29, and certain common stock purchase warrants to purchase 636,266 shares of the Registrant’s common stock at a per share exercise price of approximately $0.39 per share.  Except as disclosed above, and except for the transactions contemplated under the Notes, Europa does not have any material relationship with the Registrant.

In connection with his appointment to the Registrant’s Board of Directors, on November 6, 2012, the Compensation Committee of the Registrant’s Board of Directors approved the grant of an option to Mr. Knoll to purchase 50,000 shares of the Registrant’s common stock.  The option has a term of seven years and a per share exercise price of $0.70, the closing price the Registrant’s common stock as quoted on the OTC Bulletin Board on November 6, 2012.  The option vests 25% on the date of grant and on each anniversary thereof until fully vested.

On November 7, 2012, the Registrant filed a press release announcing Mr. Knoll’s appointment to the Registrant’s Board of Directors, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: November 8, 2012	By:	/s/ Mark Selawski
Mark Selawski Chief Financial Officer & Secretary